EXHIBIT 99.2

Unaudited Consolidated Balance Sheets of Unadited Fastener Distribution and Marketing Company, Inc. and Subsidiaries as of March 31, 2012 and June 30, 2011, and Consolidated Statement of Income and Cash Flows for the nine months ended March 31, 2012 and 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Fastener Distribution and Marketing Company, Inc. and Subsidiaries

We have reviewed the accompanying consolidated balance sheets of Fastener Distribution and Marketing Company, Inc. and Subsidiaries as of March 31, 2012 and June 30, 2011, and the related consolidated statements of income and cash flows for the nine months ended March 31, 2012 and 2011. These financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

New York, New York

August 2, 2012

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2012	2011
ASSETS
Current assets
Accounts receivable, net	2,480,807	2,219,306
Inventories, net	8,834,293	7,631,809
Prepaid expenses and other current assets	164,542	156,677
Deferred taxes & other	558,434	558,434
Total current assets	12,038,076	10,566,226

Property and equipment - at cost, less accumulated
depreciation and amortization	44,559	66,877
Deferred tax asset	796,182	796,182
Other assets	6,826	6,825
	$12,885,643	$11,436,110

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Revolving line of credit	4,126,188	4,107,487
Current portion of long-term debt	137,500	150,000
Accounts payable and accrued expenses	2,782,803	2,061,168
Total current liabilities	7,046,491	6,318,655

Long-term Debt, Net of Current Portion	—	100,000
Total liabilities	7,046,491	6,418,655

Commitments

Stockholders' equity
Senior preferred stock, $0.001 par value; authorized 3,000,000 shares; issued and outstanding 1,463,006 shares on March 31, 2012 and 1,345,664 shares on June 30, 2011	1,453	1,345
Series B common stock, $0.001 par value; authorized 4,000,000 shares; issued and outstanding 3,199,277	3,199	3,199
Additional Paid in Capital	5,761,697	5,654,152
Retained earnings (deficit)	72,803	(641,241)
	5,839,152	5,017,455
	$12,885,643	$11,436,110

See notes to consolidated financial statements.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended March 31,
	2012	2011

Net sales	17,511,607	14,353,162

Cost of sales	12,930,612	10,489,506
Gross profit	4,580,995	3,863,656

Operating Expenses
Selling, general and administrative expenses	3,238,704	3,133,539
Depreciation expense	28,368	23,459
	3,267,072	3,156,998

Income from operations	1,313,923	706,658

Other expenses
Other expense	686	—
Interest expense	132,393	130,339
	133,079	130,339

Income before income taxes	1,180,844	576,319

Income taxes	359,147	188,269
Net income	$821,697	$388,050

See notes to consolidated financial statements.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$821,697	$388,050
Adjustments to reconcile net income to net cash
provided by (used in) operating activities
Depreciation and amortization	28,368	23,459
Deferred income tax (benefit) provision	—	(130,794)
Reserve for obsolete inventory	(16,943)	(105,813)
Changes in assets and liabilities
Accounts receivable	(261,503)	(747,980)
Inventories	(1,185,540)	(282,188)
Prepaid expenses and other current assets	(7,866)	82,587
Accounts payable and accrued expenses	721,635	576,289
Net cash provided by (used in) operating activities	99,848	(196,390)

Cash flows from investing activities
Acquisition of property and equipment	(6,049)	(4,747)
Net cash used in investing activities	(6,049)	(4,747)

Cash flows from financing activities
Net borrowings under revolving line of credit	18,701	286,456
Payments on long-term debt and capital lease obligations	(112,500)	(85,319)
Net cash provided by (used in) financing activities	(93,799)	201,137

Net decrease in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of year	$—	$—

Supplemental cash flow disclosures
Interest paid	$133,051	$130,488
Income taxes paid	172,737	107,650

 See notes to consolidated financial statements.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Fastener Distribution and Marketing Company, Inc. (Company) was incorporated in April 2000 for the purpose of acquiring and operating companies within the fastener distribution industry. The Company has a fiscal year-end of June 30. On July 3, 2000, the Company commenced operations when it completed the acquisition of certain businesses. Through the Company’s wholly-owned subsidiaries, the Company sells specialty and commodity fasteners and industrial supplies to government agencies and original equipment manufacturers that use the Company’s products principally in the military, aerospace, commercial/industrial, heavy truck, automotive industries. The Company also provides a range of logistics support, quality assurance, component kit production and delivery, and electronic data interchange applications.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Aero-Missile Components, Inc. (AMCI), and Creative Assembly Systems, Inc. (CASI). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimated and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingents assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of goodwill impairment, the valuation of deferred tax assets, and the calculation of the income tax provision.

Accounts Receivable

Accounts receivable are stated at outstanding balances, less an allowance for uncollectible accounts. The allowance for uncollectible accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to income. The allowance for uncollectible accounts is maintained at a level considered adequate to provide for losses that can be reasonable anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging’s of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories, which consist of purchased finished goods, are stated at the lower of cost or market, using the weighted average cost method. The Company maintains a reserve or the obsolete and slow moving inventory items when determined necessary by the Company.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are depreciated over the shorter of the lives of the related leases or the asset lives. Expenditures for maintenance and repairs are charges to expense as incurred.

Goodwill

Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 350, “Intangibles - Goodwill and Other”, requires annual testing to evaluate the recoverability of the goodwill carried in the Company’s consolidated balance sheet. The Company uses current and project earnings and cash flows to determine the fair market value of each reporting unit. Based on the Company’s decision to enter into an agreement in 2012 (see Note 8) to sell substantially all of the Company’s assets for an agreed upon amount that is less than the Company’s book value, the June 30, 2011 annual goodwill impairment testing and evaluation resulted in a full goodwill impairment loss of $5,399,036 for the year ended June 30, 2011. The potential sale of the Company between the two willing parties was determined to be the best indicator of the fair value of the Company.

Long-Lived Assets

The Company evaluates long-lived assets and intangible assets with definite lives for impairment in accordance with FASB ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. No long-lived assets or intangibles, excluding goodwill, were deemed to be impaired at March 31, 2012 and June 30, 2011.

Advertising Costs

It is the Company’s policy to expense advertising costs as incurred. Total advertising expense for the nine months ended March 31, 2012 and 2011 was $11,994 and $12,133 respectively.

Revenue Recognition and Shipping and Handling Costs

The Company recognized revenues when products are shipped. Shipping and handling costs of $80,195 and $54,332 are included in selling, general, and administrative expenses in the accompanying consolidated statements of operations for the nine months ended March 31, 2012 and 2011, respectively.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with the FASB ASC 740, “Income Taxes” (ASC 740), which requires that deferred tax assets and liabilities are recognized using enacted tax rates for the effect of temporary difference between book and tax basis on recorded assets and liabilities. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be recognized.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Income tax expense is the tax payable or refundable for the year plus or minus the change for the year in deferred tax assets and liabilities.

In accordance with ASC 740, the Company evaluates tax positions to determine whether the benefits of tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognized the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit in the financial statements. If the more likely than not threshold is not met in the period for which a tax position is taken, the Company may subsequently recognize the benefit of that tax position if the tax matter is effectively settled, the statute of limitation expires, or if the more likely than not threshold is met in a subsequent period.

The Company is subject to federal income tax and state income taxes in Pennsylvania, Alabama, Minnesota and Ohio. The Company is no longer subject to examination by federal authorities for tax years ending before 2009 and is no longer subject to examination by Pennsylvania and Minnesota taxing authorities for tax years ending before 2009 and Alabama and Ohio taxing authorities for tax years ending before 2010.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Stock-Based Compensation

The Company accounts for stock options in accordance with FASC ASC 718, “Share-Based Payment.” This statement requires an entity to recognize the cost of employee services received in share-based payment transactions and measure the cost of the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

Certain Concentrations

Each of the Company’s subsidiaries has certain concentration in its customer base. Approximately 22% and 26% of the Company’s net sales for the nine months ended March 31, 2012 and 2011, respectively, were to the federal government of the United States of America (U.S. Government). At March 31, 2012 and June 30, 2011, the Company had receivables of approximately $224,000 and $421,000 respectively, due from the U.S. Government.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of March 31, 2012 for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through August 2, 2012 the date these consolidated financial statements were available to be issued.

2 - INVENTORIES

Inventory consists of the following:

	March 31,	June 30,
	2012	2011
Finished goods	$10,593,204	$9,407,663
Obsolescence allowance	(1,758,911)	(1,775,854)
	$8,834,293	$7,631,809

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	March 31	June 30,
	2012	2011
Furniture and equipment	$341,345	$360,926
Computer equipment	196,316	424,054
Vehicles	28,563	28,563
Machinery and equipment	77,765	80,020
Leasehold improvements	24,397	28,128
	668,386	921,691
Less - Accumulated depreciation	(623,827)	(854,814)
	$44,393	$66,877

4 - REVOLVING LINE OF CREDIT AND LONG-TERM DEBT

Credit Agreement and Revolving Line of Credit

In February 2008, the Company amended the credit agreement. The amended agreement, among other things, increased the senior secured promissory term note to $750,000 and the availability on the revolving line of credit to $4,500,000. The loan proceeds were used to pay down trade accounts payable and to redeem senior preferred stock. The term note is being repaid in monthly principal payments of $12,500 plus interest, accruing interest per annum at the prime rate plus 75 basis points (4.0% at March 31, 2012). All remaining outstanding principal and interest becomes payable February 1, 2013.

Aggregate annual maturities of the senior secured promissory note are as follows at March 31, 2012 and June 30, 2011:

	March 31,	June 30,
Year Ending June 30,	2012	2011

2012	$137,500	$150,000
2013	$—	100,000
	$137,500	$250,000

In November of 2011, the Company entered into the second amended and restated credit agreement to increase the revolving line of credit availability to a maximum amount of $5 million, which expires September 30, 2012.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4 - REVOLVING LINE OF CREDIT AND LONG-TERM DEBT (Continued)

Availability on the line of credit, at any given time is determined by the levels of the Company’s eligible accounts receivable and inventories. The line allows the Company to issue letters of credit up to a maximum of $1.5 million outstanding at any one time. Outstanding balances under the revolving line of credit accrue interest at the annual rate equal to the prime rate plus 75 basis points (4.0% at March 31, 2012).

Cash is held on deposit with the counterparty to the line of credit throughout the year. In the normal course of business, the Company may at time have deposits which exceed the insured limits.

The credit agreement requires the Company, among other things, to maintain certain financial and nonfinancial covenants. Certain financial and nonfinancial covenants were waived for the year ended June 30, 2011. The credit agreement is collateralized by substantially all of the assets of the Company and its subsidiaries, as well as the equity of the Company’s subsidiaries. The credit agreement is senior, in priority of payments, to all other obligations of the Company.

5 - EMPLOYEE BENEFITS

The Company sponsors a defined contribution employee retirement savings plan 401(k) plan. Employees over the age of 18 with over 12 months of experience with the Company are eligible to participate. During fiscal 2012 and 2011, the Company did not make any contributions to the plan.

Effective July 1, 2006, the Company established an Employee Stock Ownership Plan and Trust (the Plan) for the purposes of recognizing and rewarding the contributions made by its employees. The Plan is designed to invest its assets primarily in the common stock of the Company and is intended to constitute a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code. Employees eligible to participate in the Plan are those who have attained the age of 21 and have completed a year of service as of the effective date of the Plan. Vesting is determined based on years of service with 100% vesting achieved after completing six years of employment eligibility. No contributions have been made to the Plan as of March 31, 2012.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6 - STOCKHOLDERS’ EQUITY

The Company has authorized 3,000,000 shares of Senior Preferred Stock with a $0.001 par value. The Senior Preferred Stock ranks senior to all other classes of the Company’s stock, and provides 8% annual dividend in kind beginning on December 31, 2005. 1,000,000 shares became redeemable on or subsequent to January 31, 2008 and 1,250,000 shares became redeemable on or subsequent to January 31, 2009 at a redemption price of $1.00 per share upon shareholder notification. On March 31, 2008, the Company redeemed 1,000,000 shares of the senior preferred stock and paid accrued stock dividends in the amount of $259,720. Additionally, during 2008, the Company issued 305,200 shares in the form of preferred stock dividends including the reclassification of preferred stock dividends payable at June 30, 2007 of $190,000. During the period ended March 31, 2012 and June 30, 2011, the Company declared a $107,653 and $99,679 preferred stock dividend. The shares issued in the form of preferred stock dividends are also redeemable.

7 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under certain non-cancelable operating leases for office and warehouse space with original terms ranging from three to five years. Substantially all leases contain renewal provisions. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases. Rental expense under these leases was $180,004 and $184,022 for the nine months ended March 31, 2012 and 2011, respectively. Future minimum lease payments under these leases are as follows:

2012	$139,806
2013	62,781
$202,587

The Company is subject to the possibility of claims and lawsuits arising in the normal course of business. In our opinion of management, the Company liability, if any, under existing claims, asserted or unasserted, would not have a material adverse effect on the Company’s consolidated financial position or results of operations.

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FASTENER DISTRIBUTION AND MARKETING COMPANY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

8 - SUBSEQUENT EVENTS

On May 25, 2012, Precision Aerospace Components, Inc. acquired the assets of Fastener Distribution and Marketing Company, Inc., which included its Aero-Missile Components, Inc. and Creative Assembly Systems, Inc. subsidiaries for $9,286,389. The Company completed the acquisition by entering into an Asset Purchase Agreement (the “Purchase Agreement”), dated as of the 25th day of May, 2012, by and among Fastener Distribution and Marketing Company, Inc., Aero-Missile Components, Inc., Creative Assembly Systems, Inc., Precision Aerospace Components, Inc., APACE Acquisition I, Inc., and Apace Acquisition II, Inc., and by entering into appropriate bills of sale, and other agreements to support the transaction.

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